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                 SUBMIT COMPLETED FORM WITH SIGNED APPLICATION

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               Limited Temporary Life Insurance Agreement Receipt
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1. COMPANY:

   The United States Life Insurance Company in the City of New York,
   New York, NY

   In this Receipt, "Proposed Insured(s)" refers to the Primary Proposed Insured under the life policy and the Other Proposed Insured under a joint life or survivorship policy, if applicable. The "Agreement" refers to the Limited Temporary Life Insurance Agreement.

2. COMPLETE THE FOLLOWING: (PLEASE PRINT)

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   Primary Proposed Insured __________________________________________________

   Other Proposed Insured ____________________________________________________
                     (applicable only for a joint life or survivorship policy)

   Owner (if other than Primary Proposed Insured)_____________________________

   Modal Premium Amount Received _____________________________________________
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3. ANSWER THE FOLLOWING QUESTIONS:                                  Yes  No
   a.   Has any Proposed Insured ever had a heart attack,          [ ]    [ ]
        stroke, cancer, diabetes or disorder of the immune system, or during the last two years been confined in a hospital or other health care facility or been advised to have any diagnostic test (exclude
        HIV testing) or surgery not yet performed?

   b.   Is any Proposed Insured age 71 or above?                   [ ]    [ ]

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   STOP If the correct answer to any question above is YES, or any question is answered falsely or left blank, coverage is not available under the Agreement and it is void. This form should not be completed and premium may not be collected. Any collection of premium will not activate coverage under the Agreement.
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The Company will pay the death benefit amount described below to the beneficiary named in the application if:

   . The Company receives due proof of death that the Primary Proposed Insured (and the Other Proposed Insured if the application was for a joint life or survivorship policy) died, while the coverage under the Agreement was in effect, except due to suicide; and

   . All eligibility requirements and conditions for coverage under the Agreement have been met.

The total death benefit amount pursuant to the Agreement and any other limited temporary life insurance agreements covering the Primary Proposed Insured (and the Other Proposed Insured if the application was for a joint life or survivorship policy) will be the LESSER of:

   . The Plan amount applied for to cover the Proposed Insured(s) under the base life policy; or

   . $500,000 plus the amount of any premium paid for coverage in excess of $500,000.


If death is due to suicide, the amount of premium paid will be refunded, and no death benefit will be paid.

4. COMPLETE AND SIGN THIS SECTION:

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
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   Any misrepresentation contained in the Agreement or this Receipt and relied on by the Company may be used to deny a claim or to void the Agreement. The Company is not bound by any acts or statements that attempt to alter or change the terms of the Agreement or this Receipt.

   I, THE OWNER, HAVE RECEIVED AND READ THE AGREEMENT AND THIS RECEIPT OR THEY WERE READ TO ME AND AGREE TO BE
   BOUND BY THE TERMS AND CONDITIONS STATED THEREIN.

   Signature of Owner ______________________________________________________________________________________ Date __________________

   Signature of Primary Proposed Insured ___________________________________________________________________ Date __________________
                                         (IF UNDER AGE 14 1/2, SIGNATURE OF PARENT OR GUARDIAN)

   Signature of Other Proposed Insured (IF APPLICABLE)______________________________________________________ Date __________________
                                                      (IF UNDER AGE 14 1/2, SIGNATURE OF PARENT OR GUARDIAN)

   Writing Agent Name (PLEASE PRINT) ____________________________________________________________ Writing Agent # __________________
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AGLC101432-NY-2012